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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, to be filed on or around August 28, 1998, of our report dated May 27, 1998, on the consolidated financial statements of WorldCom, Inc. included in WorldCom, Inc.'s Current Report on Form 8-K dated May 28, 1998 (filed May 28, 1998). We also consent to the incorporation by reference in this registration statement of our report dated June 26, 1998 on the financial statements included in the WorldCom, Inc. 401(k) Salary Savings Plan Form 11-K for the year ended December 31, 1997 and to all references to our Firm in this registration statement.



                                                ARTHUR ANDERSEN LLP


Jackson, Mississippi,
August 27, 1998